For office use only
                                                              ((STAMP)) RECEIVED
                                                           1999 FEB - 2 PM 12:20
                                                              SECRETARY OF STATE
                                                               STATE OF COLORADO
                           Mail to: Secretary of State
                              Corporations Section

                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                               Fax (303) 894-2242
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
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Please include a typed
self-addressed envelope
                              ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION FOR
                                NETESCAPES, INC.


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The current name of the corporation is NetEscapes, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on February 2, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

  X  No shares have been issued or Directors Elected - Action by Incorporators
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     No shares have been issued but Directors Elected - Action by Directors
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     Such amendment was adopted by the board of directors where shares have been issued.
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     Such amendment was adopted by the shareholders.  The number of shares voted for the amendment was sufficient for approval.
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     Articles I. The new name of the corporation shall be EasyWeb, Inc.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Not applicable.
                                  ---------------

If these amendments are to have a delayed effective date, please list that date:
Not applicable.
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            (Not to exceed ninety (90) days from the date of filing)


                                  NetEscapes, Inc.
                                  -----------------

                                  /s/ Stephen E. Rounds
                                  ----------------------------------
                                  By Stephen E. Rounds, Incorporator